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                                                                     Exhibit 16


                                  [IBDO LOGO]

                                BDO SEIDMAN, LLP
                          Accountants and Consultants

                              International Place
                        100 S.E. 2nd Street, Suite 2200
                           Miami, Florida 33131-2105
                           Telephone: (305) 381-8000
                              Fax: (905) 974-1195


April 30, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4 of the Form 8-K for the event that occurred on April 5, 2001 filed on April 20, 2001 by our former client, International Foam Solutions, Inc. (Commission No. 001-13259).

We agree with the statements made in response to that Item insofar as they relate to our Firm, except as follows:

         o Our report for the years ended December 31, 1999 and 1998 included a modification that expressed substantial doubt as to International Foam Solutions, Inc.'s ability to continue as a going concern.

         o BDO Seidman, LLP transmitted a letter notifying International Foam Solutions, Inc. that the client-auditor relationship has been terminated on April 10, 2001 not on April 6, 2001.



Very truly yours,


/s/ BDO Seidman, LLP
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BDO Seidman, LLP